UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2017

JAGGED PEAK ENERGY INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37995	81-3943703
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1125 17th Street, Suite 2400
Denver, Colorado 80202

(Address of Principal Executive Offices)
(Zip Code)

(720) 215-3700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of March 13, 2017, Gregory S. Hinds has voluntarily resigned from his position as Executive Vice President, Development Planning & Acquisitions of Jagged Peak Energy Inc. (the “Company”). Pursuant to a Separation and Release Agreement, dated as of March 14, 2017, between the Company and Mr. Hinds, entered into in connection with Mr. Hinds’ resignation (the “Agreement”), Mr. Hinds will (i) continue to vest in his unvested Series A Units of JPE Management Holdings LLC on the same schedule as if he remained employed and (ii) provide transition services to the Company until August 31, 2017. He will also receive (i) an amount equal to his annual salary of $297,413 and (ii) reimbursement of his costs to remain on the Company’s health care plans pursuant to COBRA for 6 months. Pursuant to the Agreement, Mr. Hinds will be subject to certain confidentiality, non-competition and non-solicitation obligations for a period of one year following his separation date and granted certain releases of and waivers to the Company and other related parties.

Item 7.01 Regulation FD Disclosure.

On March 14, 2017, the Company issued a press release titled “Jagged Peak Energy Inc. Announces Management Changes.” A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release issued March 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2017

JAGGED PEAK ENERGY INC.

By:	/s/ Christopher I. Humber
Name:	Christopher I. Humber
Title:	Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued March 14, 2017.